UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

Omni Bio Pharmaceutical, Inc.
 (Exact name of registrant as specified in its charter)

Colorado	000-52530	20-8097969
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 South Roslyn, Suite 430, Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 867-3415

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 8, 2010, the Audit Committee (the “Audit Committee”) of the Board of Directors of Omni Bio Pharmaceutical, Inc. (the “Company”), in consultation with the Company’s management, concluded that the Company’s accounting for share-based compensation related to common stock purchase warrants granted to officers, directors and consultants during the period from July 30, 2009 to March 31, 2010 and a common stock purchase warrant issued on September 28, 2009 in conjunction with a licensing agreement with a related party (collectively, the “2010 Warrants”) required adjustment. As a result, the Audit Committee concluded that the Company’s consolidated financial statements and reports filed with the Securities and Exchange Commission (“SEC”) for the fiscal year ended March 31, 2010 and the fiscal quarters ended June 30, 2009, September 30, 2009, December 31, 2009 and June 30, 2010 should not be relied upon and will be restated.

FASB Accounting Standards Codification Topic 718 Compensation – Stock Compensation (“ASC 718”) requires the use of a fair value method to measure the value of share-based compensation. When the 2010 Warrants were issued, an active market for the Company’s common stock did not exist, and as a result, in its application of ASC 718, the Company used alternative valuation methods to calculate the estimated fair value of the 2010 Warrants. Following discussions with the SEC in connection with comments issued by the staff of the SEC, the Company determined that its accounting for share-based compensation should be reviewed.

The Company intends to file an amendment to its Annual Report on Form 10-K for the year ended March 31, 2010 and each of its Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2009, December 31, 2009 and June 30, 2010 (which will include the restatements for the quarterly period ended June 30, 2009). The Company intends to file such amended reports to reflect the restatements as soon as practicable. The restated financials will include the recording of additional share-based compensation based on revisions in the calculations of the estimated fair value of the 2010 Warrants. The restatements will have no impact on the Company’s assets, liabilities, total stockholders’ equity or cash flows previously reported for any of the aforementioned periods.

Management and the Audit Committee of the Company have discussed the matters in this Item 4.02(a) with the Company’s independent accountants, Hein & Associates LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Bio Pharmaceutical, Inc.

Date: October 8, 2010

By: /s/ Robert C. Ogden
Robert C. Ogden
Chief Financial Officer

3